Exhibit 10.17

Execution Version

WARRANTY BILL OF SALE

THIS WARRANTY BILL OF SALE (this “Bill of Sale”) is made and entered into this 11th day of July, 2019 by and among Kirkman Group, Inc., a Nevada corporation (“Kirkman Group”), Kirkman Laboratories, Inc., an Oregon corporation (“Kirkman Laboratories”), Kirkman Group International, Inc., a Nevada corporation (“Kirkman Group International”, collectively with Kirkman Group and Kirkman Laboratories, “Sellers”, and each individually, a “Seller”), HTO Nevada Inc., a Delaware corporation (“Purchaser”), and David K. Humphrey as Sellers’ Agent (the “Sellers’ Agent”).

WHEREAS, Sellers and Purchaser are parties to that certain Asset Purchase Agreement dated June 28, 2019, entered into with each of the Persons listed as an Owner therein, Sellers’ Agent and certain other parties named therein (the “Purchase Agreement”), pursuant to which Purchaser has agreed to purchase from Sellers the Assets and the Business.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

2. Sale and Transfer of Assets. As contemplated by Section 2.01 of the Purchase Agreement, Sellers hereby sell, transfer, assign, convey, grant and deliver to Purchaser and its successors and assigns, effective as of the Closing all of the Sellers’ right, title and interest in and to all of the Assets and Business.

3. Terms of the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to Sellers’ representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference. The Sellers acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Further Actions. Sellers jointly and severally covenant and agree that, without further consideration, at any time and from time to time after the date hereof, Sellers will take or cause to be taken all steps reasonably necessary to establish the record of Purchaser’s title to the Assets and, at the request of Purchaser, to execute and deliver or cause to be delivered further instruments of transfer and assignment and take or cause to be taken such other action as Purchaser may reasonably request to more effectively transfer and assign to and vest in Purchaser, its successors and assigns, each of the Assets, all at the sole cost and expense of the Sellers.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the date first written above.

KIRKMAN GROUP, INC.,
as Seller

By:	/s/ David Humphrey
Name:	David Humphrey
Title:	Chief Executive Officer

KIRKMAN LABORATORIES, INC.,
as Seller

By:	/s/ David Humphrey
Name:	David Humphrey
Title:	President

KIRKMAN GROUP INTERNATIONAL, INC.,
as Seller

By:	/s/ David Humphrey
Name:	David Humphrey
Title:	President

DAVID K. HUMPHREY,
as Sellers’ Agent

By:	/s/ David Humphrey
Name:	David Humphrey

[Signature Page to Warranty Bill of Sale]

ACCEPTED:

HTO NEVADA INC., as Purchaser

By:	/s/ Rod Wolterman
Name:	Rod Wolterman
Title:	President

[Signature Page to Warranty Bill of Sale]